Exhibit 5.1

June 29, 2026

Ionic Digital Inc. 650 Massachusetts Avenue NW, 6th Floor Washington, District of Columbia 20001

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as New York counsel to Ionic Digital Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933 as amended (the “Securities Act”), of the offer and sale from time to time by the selling stockholders named in the Registration Statement of an aggregate of up to 10,800,164 shares of Class A common stock, par value $0.00001 per share (the “Common Stock”) of the Company (the “Resale Shares”). The Resale Shares consist of (i) 159,392 shares of Common Stock held by certain Registered Stockholders that were issued pursuant to the Plan (as defined below) (the “Plan Shares”), (ii) 74,748 shares of Common Stock held by certain Registered Stockholders that were issued pursuant to the vesting of restricted stock units (the “Incentive Shares”), and (iii) (x) up to 7,547,166 shares of Common Stock that are issuable to certain Registered Stockholders upon conversion of the Series A preferred stock, par value $0.00001 per share (the “Conversion Shares”), and (y) up to 3,018,858 shares of Common Stock that are issuable to certain Registered Stockholders upon exercise of the certain warrants described in the Registration Statement (the “Warrants” and, such shares of Common Stock, the “Warrant Shares”), in each case, that were, or will be, issued pursuant to securities purchase agreements, dated as of June 26, 2026 (the “Purchase Agreements” and together with the Warrants, the “Enforceability Documents”), by and between the Company and the investors party thereto.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein with respect to the issue of the Resale Shares.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	the bankruptcy plan of reorganization (the “Plan”) of Celsius Network LLC and its affiliates (together with its debtor and non-debtor affiliates, “Celsius”), which was approved by a vote of a majority of Celsius creditors and subsequently confirmed by the United States Bankruptcy Court for the Southern District of New York in November 2023;

(c)	the Purchase Agreements;

(d)	a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on June 22, 2026;

(e)	a copy of the Bylaws of the Company as in effect on June 22, 2026;

(f)	the specimen Common Stock certificate of the Company;

Ionic Digital Inc.

June 29, 2026

(g)	the Certificate of Designation of Series A Preferred Stock, filed as Exhibit 3.3 to the Registration Statement (the “Certificate of Designation”);

(h)	the form of Series A Preferred Stock certificate;

(i)	the form of Warrant, filed as Exhibit 4.1 to the Registration Statement;

(j)	the Ionic Digital Inc. Omnibus Incentive Plan;

(k)	a copy of the resolutions of the Board of Directors of the Company, dated June 26, 2026; and

(l)	a copy of a certificate, dated June 22, 2026, of the Delaware Secretary of State certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

In addition, in rendering the opinions expressed below, we have assumed (except with respect to the Company to the extent expressly addressed in our opinions set forth in this opinion letter) that: (i) each party to each Enforceability Document is duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has, and had at all relevant times, full power and authority to execute and deliver, and to perform its obligations under, each Enforceability Document to which it is a party, (ii) that each Enforceability Document has been or will be duly authorized, and will be executed and delivered, by all of the parties thereto, (iii) that each party to each of the Enforceability Documents has satisfied or will satisfy all other legal requirements that are applicable to it to the extent necessary to make each Enforceability Document enforceable against it, (iv) that each Enforceability Document will constitute the valid, binding and enforceable obligation of all of the parties thereto under all applicable laws, (v) that the execution and delivery of, and the performance of its obligations under, each Enforceability Document by each party thereto will not (A) contravene such party’s articles or certificate of incorporation, by-laws or similar organizational documents, (B) contravene any laws or governmental rules or regulations that may be applicable to such party or its assets, (C) contravene any judicial or administrative judgment, injunction, order or decree that is binding upon such party or its assets, or (D) breach or result in a default under any contract, indenture, lease, or other agreement or instrument applicable to or binding upon such party or its assets, (vi) that all consents, approvals, licenses, authorizations, orders of, and all filings or registrations with, any governmental or regulatory authority or agency required under the laws of any jurisdiction for the execution and delivery of, and the performance of its obligations under, each Enforceability Document by each party thereto have been or will be obtained or made and are in full force and effect and (vii) that there are no agreements or other arrangements that modify, supersede, novate, terminate or otherwise alter any of the terms of any Enforceability Document.

Ionic Digital Inc.

June 29, 2026

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Plan Shares and the Incentive Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.	The Conversion Shares have been duly authorized and, when such Conversion Shares have been issued and delivered upon conversion of Series A Preferred Stock in accordance with the terms and conditions set forth in the Registration Statement and the Certificate of Designation, they will be validly issued, fully paid and non-assessable.

3.	The Warrant Shares have been duly authorized and, when such Warrant Shares have been issued and delivered upon exercise of a Warrant and payment of the exercise price therefor in accordance with the terms and conditions set forth in the Registration Statement and the applicable Warrant, they will be validly issued, fully paid and non-assessable.

The opinions expressed above are limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of shares of Common Stock pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Resale Shares appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

White & Case LLP

DN:AJE:RED:ND

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